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                                                                   EXHIBIT 10.27

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------


     AGREEMENT dated as of May 1, 1996, between INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Company"), and Glenn P. Cato (the "Executive").

     The Company wishes to employ the Executive, and the Executive wishes to accept such employment, in each case, subject to the terms and conditions hereof. Accordingly, the Company and the Executive hereby agree as follows:

I.  TERM OF EMPLOYMENT
    ------------------

    The Executive is to be employed by the Company for rolling twelve (12) month periods, whereby the Executive's term of employment is twelve (12) months on a continuing basis. Notwithstanding the foregoing, in the event that the Executive relocates his principal residence as contemplated by Section 2.03A hereof, (i) the Executive's term of employment shall be the three (3) year period beginning on the date of consummation of that certain Agreement and Plan of Merger, dated February 26, 1996, by and among the Company, Maxum Health Corp., American Health Services Corp., AHSC Acquisition Company, and MXHC Acquisition Company (the "Merger Agreement Closing"); and (ii) subsequent to the second anniversary of the Merger Agreement Closing, the Executive is to be employed by the Company for rolling twelve (12) month periods as provided in the first sentence of this Section, whereby the Executive's term of employment is twelve (12) months on a continuing basis.

II.  EMPLOYMENT, DUTIES AND ACCEPTANCE
     ---------------------------------

     SECTION 2.01  EMPLOYMENT BY COMPANY.  The Company, for itself and its
                   ---------------------
affiliates, employs the Executive for the Term to render full-time services in such

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capacities as the Boards of Directors of the Company and its affiliates may assign and, in connection therewith, to perform such duties as are consistent with the Executive's initial appointment and as the Board of Directors of the Company shall reasonably direct. The executive shall initially be appointed the Senior Executive Vice President--Operations of the Company. The Executive agrees to perform such duties as are consistent with the duties normally pertaining to the office to which he has been elected or appointed, subject always to the direction of the Company's Board of Directors. Subject to Section
5.01 hereof, the Executive's expenditure of reasonable amounts of time for personal business, charitable or professional activities will not be deemed a breach of his undertaking to provide full-time services hereunder, provided that such activities do not interfere materially with the Executive's rendering of such services.

     SECTION 2.02  ACCEPTANCE OF EMPLOYMENT BY THE EXECUTIVE.  The Executive
                   -----------------------------------------
accepts such employment and shall render the services required by this Agreement to be rendered by him. The Executive shall also serve on request during all or any part of the term of this Agreement as an officer of the Company and of any of its affiliates without any compensation therefor other than specified in this Agreement.

     SECTION 2.03A  PLACE OF EMPLOYMENT.  The Executive's principal place of
                    -------------------
employment shall be the Company's corporate headquarters, currently located at 4440 Von Karman Avenue, Suite 320, Newport Beach, California. In the event that the principal place of employment of the Executive is relocated to a site that is more than 50 miles from the Executive's principal residence, the Company may require the Executive to relocate his principal residence to within 50 miles of such office. The Executive and the

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Company agree that the Executive shall relocate his principal residence so that it is located within 50 miles of the Company's corporate headquarters no later than July 31, 1997 to comply with the immediately preceding sentence of this Section, and that compliance therewith is waived until July 31, 1997. Notwithstanding the foregoing, the Executive acknowledges that the duties to be performed by him hereunder are such that he may be required to travel extensively both throughout the United States and abroad and, in some cases, spend extended periods of time away from the Company's corporate headquarters.

     SECTION 2.03B SPECIAL TRANSITION PROVISION.  In connection with the
                   ----------------------------
consolidation of the corporate headquarters of Maxum Health Corp. with those of the Company in Newport Beach, California, the Company hereby agrees to provide the following benefits to the Executive (in addition to those provided in Section 2.04):

     (a) an apartment in or near Newport Beach, California for the exclusive use of the Executive, selected by the Executive and approved by the President of the Company (which approval shall not be unreasonably withheld), from a date specified by the Company (but in no event later than the date of the Merger Agreement Closing) through and until July 31, 1997 (the "Transition Period"); notwithstanding the foregoing, such allowance shall be payable only for months during the Transition Period in which the Executive rents an apartment for his personal use in the Newport Beach, California area; and

     (b) during the Transition Period, reimbursement of the Executive's out-of-pocket expenses for travel to his residence in Grand Prairie, Texas that are not

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     funded by the Company or its affiliates as ordinary and necessary business trips of the Executive to the Dallas/Ft. Worth area; the Executive may, and is expected to, coordinate his travel to take advantage of business trips to minimize the incremental expense incurred for the Executive's travel to Grand Prairie; notwithstanding the foregoing, the parties agree that the Executive shall be entitled to make, on average over the Transition Period, two visits to Grand Prairie per month (in addition to those trips funded in whole or part by the Company as business trips).

     SECTION 2.04  RELOCATION.  In the event that the Executive relocates his
                   ----------
principal residence as contemplated by Section 2.03A or 2.03B hereof, the Company shall provide him with an Executive Relocation Package as follows:

     (a) Miscellaneous.  The Company shall pay the Executive the sum of $25,000
         -------------
     at the request of the Executive at any time after the commencement of the relocation of his principal residence to a location within 50 miles of the Company's corporate headquarters (with such commencement to be determined in the discretion of the Company's chief executive officer); and

     (b) Relocation Guideline.  The Company shall use its best efforts to
         --------------------
     provide benefits to the Executive substantially equivalent to those set forth in the Relocation Guideline attached hereto as Exhibit A with the
                                                          ---------
     following modifications:

          (i) with respect to paragraph 2, the independent appraiser shall have had recent experience appraising homes in the Grand Prairie, Texas area;

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          (ii)  with respect to paragraph 5, the lump-sum payment shall be made to the Executive in the amount of $6,300;
          (iii) with respect to paragraph 6, a transfer allowance of $9,000 shall be paid to the Executive; and
          (iv) with respect to paragraph 12, the Company shall make an interest-free loan of up to $25,000 for payment of all or part of the equity portion of the Executive's cost of a principal residence purchased to comply with Section 2.03A; such loan shall be repayable in five equal annual installments, with the first payment due on the first anniversary of such loan.

III. COMPENSATION
     ------------

     SECTION 3.01  SALARY, BONUSES, LIFE INSURANCE.  As compensation for all
                   -------------------------------
services to be rendered pursuant to this Agreement, the Company shall pay the Executive, and the Executive shall accept, a salary of $180,000 per annum, subject to adjustment in accordance with Section 3.02 hereof (as so adjusted, the "Annual Salary"), payable in accordance with the payroll policies of the Company as from time to time in effect, less such amounts as may be required to be withheld by applicable federal, state and local law and regulations. In addition to the Annual Salary, the Executive shall be eligible (no less frequently than annually beginning for the fiscal year ending June 30, 1997) for such bonuses, if any, as the Board of Directors of the Company may, from time to time, in its sole discretion award. The Company shall purchase and maintain in full force and effect at all times during the term of this Agreement a policy of term insurance on the life of

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the Executive payable to such beneficiary or beneficiaries as the Executive may designate in an amount equal to three times the amount of the Annual Salary.

     SECTION 3.02  ANNUAL REVIEW.  Commencing with the first renewal period, if
                   -------------
any, of the term of this Agreement and annually thereafter during the term of this Agreement, the Annual Salary shall be reviewed by the President and/or the Board of Directors of the Company and may be adjusted (but in no event to an amount less than the Annual Salary then in effect) for the then upcoming year, if the Board of Directors of the Company, in its sole discretion, determines that such adjustment is warranted.

     SECTION 3.03  PARTICIPATION IN EMPLOYEE BENEFIT PLANS.  The Executive shall
                   ---------------------------------------
be entitled during the term of this Agreement, if and to the extent eligible, to participate in any health, hospitalization or disability insurance plan, pension plan or similar benefit plan of the Company, which may be available to senior executives of the Company generally, on the same terms as such other executives.

     SECTION 3.04  EXPENSES.  Subject to such policies as may from time to time
                   --------
be established by the Company for senior executives of the Company generally, the Company shall pay or reimburse the Executive for all reasonable business expenses actually incurred or paid by the Executive during the term of this Agreement in the performance of the Executive of services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require.

     SECTION 3.05  AUTOMOBILE.  The Company shall arrange for and pay all costs
                   ----------
of leasing and operating an automobile for use by the Executive. Such automobile shall be

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of such make and model as the Company and the Executive shall determine to be suitable for the Executive's position in the Company.

     SECTION 3.06  VACATION.  The Executive shall be entitled to three weeks of
                   --------
paid vacation per year during the term of this Agreement, which he may accumulate up to six weeks, to be taken at a time or times which do not unreasonably interfere with his duties hereunder.

IV.  TERMINATION
     -----------

     SECTION 4.01  TERMINATION UPON DEATH.  If the Executive dies during the
                   ----------------------
term of this Agreement, this Agreement shall terminate as of the date of his death.

     SECTION 4.02  TERMINATION UPON DISABILITY.  If during the term of this
                   ---------------------------
Agreement, the Executive becomes physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services required by this Agreement to be rendered by him for (i) a period of three consecutive months or (ii) for shorter periods aggregating three months during any 12-month period, the Company may at any time after the last day of the three consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of three months, by 30 days' written notice to the Executive, terminate this Agreement and the Executive's employment hereunder. Nothing in this Section 4.02 shall be deemed to extend the term of this Agreement or of the Executive's employment hereunder.

     SECTION 4.03  TERMINATION FOR CAUSE.  If the Board of Directors of the
                   ---------------------
Company determines that the Executive (i) has performed his duties hereunder in a manner involving willful misconduct or gross negligence, (ii) is guilty of misconduct in connection with

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performance of his duties as an employee of the Company which materially harms the reputation, business, or condition (financial or otherwise) of the Company,
(iii) has breached in any material respect any affirmative or negative covenant or undertaking hereunder, (iv) is convicted of any serious crime or offense, or
(v) has failed or refused to comply with the oral or written policies or directives of the Company or the Company's Board of Directors or President (unless such instructions represent an illegal act), the Company may at any time thereafter (a) by written notice to the Executive, terminate the Executive's right to enter the Company's premises, and such termination shall be effective as of the date notice is given and (b) by 30 days' written notice to the Executive, terminate this Agreement and the term of the Executive's employment hereunder, and the Executive shall have no right to receive any monetary compensation or benefit hereunder in respect of any period after the effective date of such notice.

     SECTION 4.04  TERMINATION IN DISCRETION OF COMPANY.  If the Board of
                   ------------------------------------
Directors of the Company determines in the reasonable exercise of its discretion that, for reasons other than those specified in Section 4.03 hereof, severance of the Executive from the Company is in the best interests of the Company, the Company may, at any time thereafter, (i) terminate the Executive's right to enter the premises of the Company by giving notice of such termination, and such notice shall be effective as of the date notice is given and (ii) by 30 days' written notice to the Executive terminate this Agreement and the Executive's employment hereunder, and the Executive thereafter shall have only such rights to receive monetary compensation or benefits hereunder in respect of any period after the effective date of termination as are provided in Section 4.06 hereof.

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     SECTION 4.05  VOLUNTARY TERMINATION DUE TO CHANGE OF CONTROL.  If (a) the
                   ----------------------------------------------
Company or its stockholders enter into an agreement to dispose of, whether by sale, exchange, merger, consolidation, reorganization, dissolution or liquidation (1) not less than 80% of the assets of the Company or (2) a portion of the outstanding common stock such that one person or "group" (as defined by the Securities and Exchange Commission) owns, of record or beneficially, not less than 50% of the outstanding common stock; or (b) one person or "group" (as defined by the Securities and Exchange Commission) acquires not less than 18% of the Post-Conversion Common Stock (defined below), the Executive shall have the right, effective upon 90 days' written notice to the Company, to terminate his employment with the Company, whereupon he shall become entitled to receive compensation as provided in Section 4.06 hereof; provided, however, that this
                                                 --------  -------
Section 4.05 shall not apply to conversion by GEMS of any Series A Convertible Preferred Stock into common stock of the Company. "Post-Conversion Common Stock" shall mean the outstanding common stock plus the common stock issuable, at the time a determination is made, upon conversion of the outstanding Series A Convertible Preferred Stock.

     SECTION 4.06  COMPENSATION ON TERMINATION.
                   ---------------------------

     (a) If the term of the Executive's employment hereunder is terminated pursuant to Sections 4.02, 4.04 or 4.05 hereof, the Executive shall be entitled to receive all compensation accrued and unpaid up to the effective date of termination, plus additional compensation in an amount equal to compensation at the Annual Salary rate then in effect for the remainder of the Executive's term of employment calculated in the manner provided in Article I, less, in the case of termination pursuant to said Section 4.02, the

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amount which the Executive is entitled to receive under the terms of the
Company's long-term disability insurance policy for key executives as and if in effect at the time of termination. Any payments made pursuant to this Section
4.06 shall be reduced by such amounts as are required by law to be withheld or deducted.

     (b) The compensation rights provided for him in this Section shall be the Executive's sole and exclusive remedies in the event of a breach of this Agreement by the Company, and the Executive shall not be entitled to any other compensation, damages or relief.

V.   CERTAIN COVENANTS OF THE EXECUTIVE
     ----------------------------------

     SECTION 5.01  COVENANTS AGAINST UNFAIR COMPETITION.  The Executive
                   ------------------------------------
acknowledges, that, as of the date hereof: (i) the principal business of the Company and its affiliates is the development and operation, at times, together with other healthcare providers, of outpatient facilities which provide diagnostic services in the areas of general radiology, magnetic resonance imaging (MRI), cardiology, and neurosciences utilizing the related equipment and computer programs and "software" and various distribution methods and investment structures (the "Company Business"); (ii) the Company Business is national and international in scope; and (iii) the Executive's duties hereunder will bring him into close contact with much confidential information not readily available to the public, including without limitation, corporate, business and financial plans, marketing strategy, the result of the Company's efforts in the areas of product research, development and improvement, plans for future development and other matters. In order, therefor, to induce the Company to enter into this Agreement, the Executive covenants:

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     (a) Non-Compete.  During the term of this Agreement (the "Restricted
         -----------
     Period"), the Executive shall not anywhere in the world, directly or indirectly, (i) engage in the Company Business for his own account; (ii) enter the employment of, or render any services to, any person engaged in such activities; and (iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however,
                                                          --------  -------
     that the Executive may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if the Executive neither (x) is a controlling person of, or a member of a group which controls, such person nor (y) owns, directly or indirectly, one or more of any class of securities of such person.

     (b)  Confidential Information.
          ------------------------

          (i) For purposes of this Agreement, "Confidential Information" shall mean (i) all of the Company's financial statements and related financial data and (ii) any other trade secrets, proprietary information or other information relating to the Company Business, or of any customer or supplier of the Company or any of its affiliates, that has not been previously publicly released or widely disseminated to multiple parties in the same or substantially the same form by duly authorized representatives of the Company or any of its affiliates or known by the Executive prior to the commencement of the Executive's employment by the Company. By way of illustration, but not limitation, Confidential Information shall include any

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     and all customer lists (whether or not current), agreements with customers
     (whether or not currently in effect or expired), standard forms of customer agreements, data concerning customers, data concerning customer service requirements, financial information concerning customers, agreements with equipment manufacturers and other suppliers, trade secrets, processes, ideas, inventions, improvements, know-how, techniques, drawings, designs, original writings, software programs, plans, proposals, marketing and sales plans, financial information concerning the Company and its affiliates, cost or pricing information, blueprints, specifications, promotional ideas, and all other concepts, information or ideas related to the present or potential business of the Company or any of its affiliates.

          (ii) The Executive agrees that, during and after employment by the Company, without limitation as to duration except as hereinafter expressly provided, he shall keep confidential and not (i) communicate or disclose to any person any Confidential Information, or (ii) use or exploit in any fashion any of such Confidential Information or permit the use or exploitation in any fashion of any such Confidential Information by any other person or entity; provided, however, that (a) the foregoing
                             --------  -------
     confidentiality restriction shall not apply in any particular circumstance in which the Executive is required to disclose particular Confidential Information pursuant to governmental process, as indicated in a written opinion of counsel to the Executive reasonably satisfactory to the Company which is delivered to the Company, and (b) the foregoing confidentiality and exploitation restrictions shall not apply to any particular Confidential Information if and to the extent that

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     such information becomes generally known and available to the public otherwise than in connection with a disclosure or communication of such information by the Executive. The Executive acknowledges and agrees that all Confidential Information, and all copies thereof, are the sole and exclusive property of the Company. The Executive agrees that, on the date of his termination of employment, he shall have delivered to the Company all documents and materials in his possession or under his control which constitute Confidential Information, including all copies thereof, and no copies thereof shall be retained by the Executive.

     (c) Property of the Company.  All correspondence, memoranda, notes, lists,
         -----------------------
     records, computer tapes, discs and design and other document and data storage and retrieval materials (and all copies, compilations and summaries thereof), and all other personal property, made or compiled by the Executive, in whole or in part and alone or with others, or in any way coming into his possession concerning the business or other affairs of the Company or any of its affiliates, shall be the property of the Company or any such affiliates, and no copies thereof shall be retained by the Executive after termination thereof for any reason.

     (d) Disclosure and Assignment of Rights.  (i) The Executive shall promptly
         -----------------------------------
     disclose and assign to the Company and its affiliates or its nominee(s), to the maximum extent permitted by Section 2870 of the California Labor Code, as it may be hereafter amended from time to time, all right, title and interest of the Executive in and to any and all ideas, inventions, discoveries, secret processes and

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     methods and improvements, together with any and all patents that may be issued thereon in the United States and in all foreign countries, which the Executive may invent, develop or improve, or cause to be invented, developed or improved, during the term of this Agreement or, in the event that the Executive's employment is terminated pursuant to the provisions of
     Section 4.03 hereof, during the 12-month period commencing on the date of termination, which are (i) conceived and developed during normal working hours, or (ii) which are related to the scope of the Company's Business or are related to any work carried on by the Company or are related to any projects specifically assigned to the Executive. As used in this Agreement, the term "invent" includes "make,", "discover," "develop," "manufacture" or "produce," or any of them; "invention" includes the phrase "any new or useful original art, machine, methods of manufacture, process, composition of matter, design, or configuration of any kind"; "improvement" includes "discovery" or "production"; and "patent" includes "Letters Patent" and "all the extensions, renewals, modifications, improvements and reissues" of such patents." (ii) The Executive shall disclose immediately to duly authorized representatives of the Company any ideas, inventions, discoveries, secret processes and methods and improvements covered by the provisions of paragraph (i) above, and execute all documents reasonably required in connection with the application for an issuance of Letters Patent in the United States and in any foreign country and the assignment thereof to the Company and its affiliates of its nominee(s).

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     (e) No Solicitation of Customers or Employees.  As provided above in
         -----------------------------------------
     subparagraph (b)(i), the Executive acknowledges and agrees that the identity and location of the Company's customers and the positions, duties and terms of employment of the Company's and its subsidiaries' employees constitute Confidential Information of the Company. The Executive agrees that during any period that the Executive is receiving compensation from the Company pursuant to Section 4.06 hereof or for a period of twelve (12) months after the Executive's termination of employment, whichever is later, he shall not, directly or indirectly, solicit, entice, divert or otherwise contact or attempt to solicit, entice, divert or otherwise contact any customer or employee of the Company, for any provision of services which constitute Company Business.

     SECTION 5.02  RIGHTS AND REMEDIES UPON BREACH.  If the Executive breaches,
                   -------------------------------
or threatens to breach, in any material respect any of the provisions of Section
5.01 hereof (hereinafter referred to as the "Restrictive Covenants"), the Company shall, in addition to all its other rights hereunder and under applicable law and in equity, have the right and remedy, to have the Restrictive Covenants specifically enforced by any court having jurisdiction, including, without limitation, the granting of a preliminary injunction which may be granted without the posting of a bond or other security, it being acknowledged that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     SECTION 5.03  WAIVER OF CERTAIN RIGHTS.  Upon execution and delivery
                   ------------------------
hereof, the Executive waives all rights under any agreement with Maxum Health Corp. or its

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subsidiaries, which rights are being replaced by the benefits provided to the
Executive hereunder.

     SECTION 5.04  SEVERABILITY OF COVENANTS.  If any court of competent
                   -------------------------
jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     SECTION 5.05  BLUE-PENCILING.  If any court of competent jurisdiction
                   --------------
construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration or geographic scope of such provision or otherwise, such provision shall be deemed amended to the minimum extent required to make it enforceable and, in its reduced form, such provision shall then be enforceable and enforced.

     SECTION 5.06  ENFORCEABILITY IN JURISDICTION.  The parties hereto hereby
                   ------------------------------
confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of their duration, geographic scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided herein in the courts of any other jurisdiction within the geographical scope of such Covenants as to breaches of such Covenants in such other jurisdiction, such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                                       16
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VI.  MISCELLANEOUS
     -------------

     SECTION 6.01  NOTICES.  Any notice or other communication required or which
                   -------
may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or telecopied, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or telecopied, or if mailed, two days after the date of mailing, as follows:

          (i) If to the Company, addressed it to at:

                    4440 Von Karman Avenue, Suite 320
                    Newport Beach, CA 92660
                    Attention:  President

          (ii) If to the Executive, addressed to him at such address as he shall have filed with the Company for such purpose, or at such other address as a party may from time to time specify by giving notice to the other party.

     SECTION 6.02  ENTIRE AGREEMENT.  This Agreement contains the entire
                   ----------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including but not limited to any agreement between the Executive and or Maxum in existence prior to the consummation of the Merger.

     SECTION 6.03  WAIVERS AND AMENDMENTS.  This Agreement may be amended,
                   ----------------------
modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by both parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any

                                       17
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waiver on the part of any party of any right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     SECTION 6.04  ASSIGNMENT.  This Agreement is personal to the Executive, and
                   ----------
the Executive's rights and obligations hereunder may not be assigned by the Executive. The Company may assign this Agreement and its rights, together with its obligations, hereunder (i) in connection with any sale, transfer or other disposition of all or substantially all of its assets or business(es), whether by merger, consolidation or otherwise; or (ii) to any wholly-owned subsidiary of the Company, provided that the Company shall remain liable for all of its
             --------
obligations under this Agreement.

     SECTION 6.05  COUNTERPARTS.  This Agreement may be executed in two counter-
                   ------------
parts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     SECTION 6.06  HEADINGS.  The article and section headings in this Agreement
                   --------
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 6.07  GENDER, NUMBER.  Unless the context of this Agreement
                   --------------
otherwise requires, words of any gender will be deemed to include each other gender and words using the singular or plural number will also include the plural or singular number, respectively.

     SECTION 6.08  GOVERNING LAW.  This Agreement shall be governed and
                   -------------
interpreted in accordance with the laws of the State of California, without giving effect to the provisions thereof relating to conflicts of law.

     SECTION 6.10  JURISDICTION AND VENUE.  Each party hereto hereby agrees that
                   ----------------------
any proceeding relating to this Agreement shall be brought in an appropriate court located in Orange County, California. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such court, consents to service of process by registered mail made upon such party and such party's agent, and waives any objection to venue in any such court or to any claim that such court is an inconvenient forum.

     SECTION 6.10  EFFECTIVE DATE.  This Agreement shall be effective upon
                   --------------
consummation of the Merger; provided, however, that Section 5.03 hereunder shall
                            --------  -------
be effective immediately upon execution of this Agreement by all parties who are signatories hereto.

     IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement as of the date first above written.

                                    INSIGHT HEALTH SERVICES CORP.



/s/ Glenn P. Cato                   By: /s/ E. Larry Atkins
- --------------------------------       ---------------------------------------
Glenn P. Cato                          E. Larry Atkins
                                       President

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